UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 9, 2006

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices)

(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02 – Results of Operations and Financial Condition; and

Item 7.01 – Regulation FD Disclosure

On February 9, 2006, NovaStar Financial, Inc. (“the Company”) announced the postponement of its previously announced fourth quarter earnings release and conference call. During the course of reviewing its year-end financial results and in discussion with the Company’s independent auditors the Company has decided to obtain legal opinions to further support certain tax positions of the Company. The Company has consulted with its outside tax counsel and believes it will receive these legal opinions sometime in the next 2 to 4 weeks. At that time the Company will issue its fourth quarter earnings release and conduct a conference call. The Company does not anticipate a delay in the filing of its Annual Report on Form 10-K.

A copy of the press release is included as Exhibit 99 and is incorporated herein by reference. References to the registrant’s website in the press release do not incorporate by reference the information on the registrant’s website into this Current Report and the registrant disclaims any such incorporation by reference.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

99	NovaStar Postpones Fourth Quarter Earnings Release and Conference Call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: February 10, 2006	/s/ Gregory S. Metz
Gregory S. Metz

Chief Financial Officer

Exhibit Index

Exhibit

Number

99	NovaStar Postpones Fourth Quarter Earnings Release and Conference Call.